    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON DECEMBER 2, 1999.
                                                   REGISTRATION NO. 333-


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                              INTERIM SERVICES INC.
             (Exact name of registrant as specified in its charter)

            DELAWARE                                            36-3536544
---------------------------------                         ----------------------
  (State or other jurisdiction                               (I.R.S. Employer
of incorporation or organization)                         Identification number)

2050 SPECTRUM BOULEVARD, FORT LAUDERDALE FLORIDA                 33309-3799
------------------------------------------------                 ----------
   (Address of principal executive offices)                      (Zip Code)


      INTERIM SERVICES INC. AMENDED AND RESTATED 1998 STOCK INCENTIVE PLAN
                            (Full Title of the Plan)

                               LISA IGLESIAS, ESQ.
                       VICE-PRESIDENT AND GENERAL COUNSEL
                              INTERIM SERVICES INC.
                             2050 SPECTRUM BOULEVARD
                       FORT LAUDERDALE, FLORIDA 33309-3799
                     (Name and address of agent for service)


                                 (954) 938-7600
          (Telephone number, including area code, of agent for service)

                          Copies of communications to:
                               ANDREW HULSH, ESQ.
                                BAKER & MCKENZIE
                        1200 BRICKELL AVENUE, 19TH FLOOR
                              MIAMI, FLORIDA 33131
                               ------------------

                         CALCULATION OF REGISTRATION FEE

====================================================================================================================
                                                       Proposed                 Proposed
                                                        Maximum                 Maximum
                                 Amount                Offering                 Aggregate              Amount of
Title of Securities               To be                  Price                  Offering            Registration
to be Registered             Registered (1)           Per Share(2)             Price(1)(2)             Fee(1)(2)
----------------             --------------          -------------            ------------          -------------
Common Stock,                2,200,000 Shares           $18.25                $40,562,500            $10,708.50
$0.01 par value

====================================================================================================================

(1) Pursuant to Rule 416(a) under the Securities Act of 1933, as amended, this Registration Statement covers such additional number of shares of Common Stock that may be issuable pursuant to applicable anti-dilution provisions.
(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and 457(h) under the Securities Act of 1933, as amended, using the average of the high and low price of the Registrant's Common Stock as reported on the New York Stock Exchange on November 29, 1999.

                                    PART II.
                              INFORMATION REQUIRED
                          IN THE REGISTRATION STATEMENT


ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

The following documents are incorporated into this Registration Statement by reference:

         (1) The registrant's latest Annual Report on Form 10-K for the fiscal year ended December 25, 1998 (the "Annual Report"), filed with the Securities and Exchange Commission (the "Commission") pursuant to Section 13(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act");

         (2) All other reports filed with the Commission by the registrant pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the registrant's fiscal year covered by the Annual Report referred to in (1), above; and

         (3) A description of the registrant's Common Stock, par value $.01 per share (the "Common Stock"), and related matters included in the registrant's Registration Statement on Form 8-A (Commission File No. 0-23198) effective January 24, 1994, and any amendment or report filed for the purpose of updating such description.

         All documents subsequently filed by the registrant pursuant to Section 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered by this Registration Statement have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents.

         Any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated herein by reference modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.  DESCRIPTION OF SECURITIES.

         Not Applicable.

ITEM 5.  INTEREST OF NAMED EXPERTS AND COUNSEL

         Not Applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Section 145 of the General Corporation Law of Delaware (the "DGCL") provides that a Delaware corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal administrative or investigative (other than an action by or in the right of such corporation) by reason of the fact that any such person is or was a director, officer, employee or agent of such corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of such corporation, or is or was serving at the request of the corporation as a director, officer, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. The indemnity may include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided that such officer or director acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. A Delaware corporation may indemnify officers and directors against expenses (including attorneys' fees) in connection with the defense or settlement of an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer of director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him or her against the expenses (including attorneys' fees) which such officer or director actually and reasonably incurred. The foregoing description is qualified in its entirety by reference to the more detailed provisions of
Section 145 of the DGCL.

         Section 102 of the DGCL allows a Delaware corporation to eliminate or limit the personal liability of a director to the corporation or to any of its stockholders for monetary damage for a breach of fiduciary duty as a director, except in the case where the director (i) breaches such person's duty of loyalty to the corporation or its stockholders, (ii) fails to act in good faith, engages in intentional misconduct or knowingly violates a law, (iii) authorizes the payment of a dividend or approves a stock purchase or redemption in violation of
Section 174 of the DGCL or (iv) obtains an improper personal benefit.

         The officers and directors are indemnified pursuant to specific provisions of the Registrant's Amended and Restated Certificate of Incorporation and Bylaws to the fullest extent permissible under the law, subject to specific limitations imposed, and further, with the basic intent of not granting any indemnity in contravention of the laws of the State of Delaware or of the United States of America, whether as a matter of public policy or pursuant to statutory provisions.

         Indemnification granted each officer and director covers expenses incurred or paid by such officer or director in connection with any claim, action, suit or proceeding, or judgment or order. Such indemnification excludes, however, any amounts paid or payable by such officer or director to the Registrant unless (and only to the extent that) the Court of Chancery or the court in which the related action was brought, shall determine that, despite the adjudication of liability but in view of all the circumstances of the case, such officer of director is fairly and reasonably entitled to indemnity for amounts the Court of Chancery or such other court shall deem proper.

         Pursuant to the Registrant's Amended and Restated Certificate of Incorporation, no director or shareholder of the Registrant shall be personally liable to the Registrant or its shareholders for monetary damages for any breach of fiduciary duty as a director. The Certificate further provides, however, that a director shall be liable to the extent provided by applicable law (i) for any breach of the director's duty of loyalty to the Registrant or its shareholders;
(ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law: (iii) pursuant to Section 174 of the General Registrant Law of the State of Delaware; or (iv) for any transaction from which such director derived an improper personal benefit. No amendment or repeal of this provision in the Certificate may adversely affect any right or protection of any director of the Corporation existing at the time of such amendment or repeal for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal.

         The Registrant may purchase and maintain, and currently does so maintain, insurance on behalf of its directors and officers against liability asserted against any of them and incurred by them in such capacity, or arising out of their status as such.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not Applicable.

ITEM 8.  EXHIBITS.

         The following is a complete list of exhibits filed as a part of this Registration Statement and which are incorporated herein.

EXHIBIT NO.    EXHIBIT
-----------    -------

4.1            Interim Services Inc. Amended and Restated 1998 Stock Incentive
               Plan.

4.2 Form of Stock Certificate, filed as Exhibit 4.3 to the Registrant's Annual Report on Form 10-K for the fiscal year ended December 27, 1996, is incorporated herein by reference.

4.3 Rights Agreement dated as of March 17, 1994, between the Registrant and Boatmen's Trust Company, filed as Exhibit 4.1 to the Registrant's Form 8-A filed April 14, 1994, is incorporated herein by reference.

4.4 Amendment No. 1 to Rights Agreement dated June 26, 1996 between the Registrant, Boatmen's Trust Company and ChaseMellon Shareholder Services L.L.C., filed as Exhibit 4.1(A) to the Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended September 27, 1996, is incorporated herein by reference.

4.5 Amendment No. 2 to Rights Agreement dated February 25, 1997 between the Registrant and ChaseMellon Shareholder Services L.L.C., filed as Exhibit 4.1(B) to the Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended March 28, 1997, is incorporated herein by reference.

4.6 Certificate of Designation, Preferences and rights filed with the Secretary of State of the State of Delaware, filed as Exhibit 2.1 to the Registrant's Form 8-A dated April 11, 1994, is incorporated herein by reference.

4.7 Certificate of Increase of Shares Designated as Participating Preferred Stock, filed as Exhibit 2.2 to the Registrant's Form 8-A/A2, dated November 3, 1997, is incorporated herein by reference.

4.8 Articles Fourth, Fifth, Seventh, Eight and Tenth of the Restated Certificate of Incorporation of the Registrant, filed as part of
               Exhibit 4.4 to the Registrant's Form 10-K for the fiscal year ended December 27, 1996, are incorporated herein by reference.

4.9 Sections Four through Twelve and Thirty-five through Forty-one of the Bylaws of the Registrant, filed as part of Exhibit 4.2 to Amendment No. 1 to the Registrant's Form S-3 filed September 16, 1996, are incorporated herein by reference.

5.1 Opinion of Baker & McKenzie, regarding legality of the securities covered by this Registration Statement.

23.1 Consent of Baker & McKenzie, counsel for the registrant, to the use of its opinion with respect to the legality of the securities covered by this Registration Statement and to the references to such counsel in this Registration Statement (contained in Exhibit
               5.1 to this Registration Statement).

23.2           Consent of Deloitte & Touche LLP, independent Certified Public
               Accountants.

24.1           Power of Attorney (included on signature page).



ITEM 9.  UNDERTAKINGS

         (a)      The undersigned registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                           (i) To include any prospectus required by Section
10(a)(3) of the Securities Act of 1933 (the "Act");

                           (ii) To reflect in the prospectus any facts or events
arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement.

                           (iii) To include any material information with
respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in the registration statement;

PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to
Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

                  (2) That, for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fort Lauderdale, State of Florida, on November 30, 1999.

                                      INTERIM SERVICES INC.



                                      By: /s/ Raymond Marcy
                                          -------------------------------------
                                          Raymond Marcy
                                          President and Chief Executive Officer


                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that the individuals whose signatures appear below constitute and appoint Raymond Marcy, Lisa Iglesias and Roy G. Krause, or any of them, his true and lawful attorney in fact and agent with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting said attorney-in-fact and agent, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

             NAME                                       TITLE                               DATE


    /s/  RAYMOND MARCY                    President, Chief Executive Officer, and    November 30, 1999
  ------------------------------             Director
  Raymond Marcy


    /s/  ROY G. KRAUSE                    Executive Vice President and Chief         November 30, 1999
  ------------------------------             Financial Officer
  Roy G. Krause


    /s/  MARK W. SMITH                    Vice President - Finance                   November 30, 1999
  ------------------------------
  Mark W. Smith


    /s/  STEVEN S. ELBAUM                 Director                                   November 30, 1999
  ------------------------------
  Steven S. Elbaum


    /s/  WILLIAM F. EVANS                 Director                                   November 30, 1999
  ------------------------------
  William F. Evans



    /s/  JEROME B. GROSSMAN               Director                                   November 30, 1999
  ------------------------------
  Jerome B. Grossman


    /s/  CINDA A. HALLMAN                 Director                                   November 30, 1999
  ------------------------------
  Cinda A. Hallman


    /s/  GUY W. MILLNER                   Director                                   November 30, 1999
  ------------------------------
  Guy W. Millner


    /s/  IAN MORRISON                     Director                                   November 30, 1999
  ------------------------------
  Ian Morrison


    /s/  A. MICHAEL VICTORY               Director                                   November 30, 1999
  ------------------------------
  A. Michael Victory



                                  EXHIBIT INDEX

         The following is a complete list of exhibits filed as a part of this Registration Statement and which are incorporated herein.

EXHIBIT NO.                             EXHIBIT                                                           PAGE
-----------                             -------                                                           ----
4.1               Interim Services Inc. Amended and Restated 1998 Stock
                  Incentive Plan

4.2               Form of Stock Certificate, filed as Exhibit 4.3 to the
                  Registrant's Annual Report on Form 10-K for the fiscal year ended December 27, 1996, is incorporated herein by reference.

4.3               Rights Agreement dated as of March 17, 1994, between the
                  Registrant and Boatmen's Trust Company, filed as Exhibit 4.1 to the Registrant's Form 8-A filed April 14, 1994, is incorporated herein by reference.

4.4 Amendment No. 1 to Rights Agreement dated June 26, 1996 between the Registrant, Boatmen's Trust Company and
                  ChaseMellon Shareholder Services L.L.C., filed as Exhibit
                  4.1(A) to the Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended September 27, 1996, is incorporated herein by reference.

4.5 Amendment No. 2 to Rights Agreement dated February 25, 1997 between the Registrant and ChaseMellon Shareholder Services
                  L.L.C., filed as Exhibit 4.1(B) to the Registrant's Quarterly
                  Report on Form 10-Q for the fiscal quarter ended March 28, 1997, is incorporated herein by reference.

4.6 Certificate of Designation, Preferences and rights filed with the Secretary of State of the State of Delaware, filed as
                  Exhibit 2.1 to the Registrant's Form 8-A dated April 11, 1994, is incorporated herein by reference.

4.7               Certificate of Increase of Shares Designated as Participating
                  Preferred Stock, filed as Exhibit 2.2 to the Registrant's Form
                  8-A/A2, dated November 3, 1997, is incorporated herein by reference.

4.8               Articles Fourth, Fifth, Seventh, Eight and Tenth of the
                  Restated Certificate of Incorporation of the Registrant, filed as part of Exhibit 4.4 to the Registrant's Form 10-K for the fiscal year ended December 27, 1996, are incorporated herein by reference.

4.9 Sections Four through Twelve and Thirty-five through Forty-one of the Bylaws of the Registrant, filed as part of Exhibit 4.2 to Amendment No. 1 to the Registrant's Form S-3 filed
                  September 16, 1996, are incorporated herein by reference.



5.1 Opinion of Baker & McKenzie regarding legality of the securities covered by this Registration Statement

23.1 Consent of Baker & McKenzie, legal counsel for the Company, to the use of its opinion with respect to the legality of the securities covered by this Registration Statement and to the references to such counsel in this Registration Statement
                  (contained in Exhibit 5.1 to this Registration Statement)

23.2              Consent of Deloitte & Touche LLP, independent Certified Public
                  Accountants

24.1              Power of Attorney (included on signature page)

